Exhibit 10.1

INSTRUCTION PAGE For subscription to Investment Units in the private offering of AtheroNova Inc.

1.

Complete and sign the Investor Signature Page (Page 10) included at the end of the Subscription Agreement as either an individual or an entity, as applicable, fill in the number of shares of Common Stock being subscribed for and the aggregate purchase price for such shares on the bottom of the Signature Page included at the end of the Subscription Agreement.

2.	Complete the Affidavit of Accredit Investor (Pages 11-12), marking one of the 16 qualification categories and signing and dating on Page 11.

2.	Fax an executed copy of your completed and signed Signature Page to the Subscription Agreement to Mr. Mark Selawski, the Company’s Chief Financial Officer & Secretary, at (949) 476-1122.

3.

Mail the original executed copy of your completed and signed Subscription Agreement, along with a certified or cashier’s check (if you are paying the purchase price by check) made payable to “AtheroNova Inc.”:

AtheroNova Inc.

2301 Dupont Drive, Suite 525

Irvine, CA 92612

Attention: Mr. Mark Selawski

4.

If you are paying the purchase price by wire transfer, please wire the amount of your total subscription purchase price (Units x $0.65) to the bank listed below. Please allow for any wire transfer fees charged by your bank.

Bank name:	Wells Fargo Bank, N.A.
Bank Address:	420 Montgomery Street, San Francisco, CA 94104
Routing #:	121000248
Account #:	2705835037
Beneficiary:	AtheroNova Operations Inc.

5.

Upon the Company’s acceptance of your subscription and Accredited Investor Affidavit, which may be accepted or rejected at the Company’s sole discretion, you will receive, promptly thereafter, a countersigned copy of your original completed and signed Subscription Agreement, along with a stock certificate representing the shares of Common Stock purchased by that portion of your subscription accepted by the Company. In the event that the Company rejects any portion of your subscription, the Company will return to you promptly after such rejection, without interest, the rejected portion of your subscription, provided that the Company has actually received such funds.

Please feel free to contact Mr. Mark Selawski at (949) 476-1100 should you have questions regarding the foregoing.

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into as of __________ __, 2013, between AtheroNova Inc., a Delaware corporation (the “Company”), and the investor identified on the signature page to this Agreement (the “Investor”).

RECITALS

Subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below), and Rule 506 promulgated thereunder, the Company proposes to issue and sell up to 1,550,000 Units consisting of 1 share of Common Stock of the Company, par value $0.0001 per share (the “Common Stock”) and a warrant to purchase .30 shares of Common Stock at $.75 per share. The warrant is exercisable for ten (10) years from the date of issuance of the Common Stock purchased. The per Unit purchase price is $0.65 (the “Offering Price”), pursuant to an offering (the “Offering”) to one or more potential investors, including the Investor.

The Company desires to sell to the Investor, and the Investor desires to buy from the Company, in the Offering the number of shares of Common Stock (the “Shares”) set forth on the signature page of this Agreement upon the terms and conditions and subject to the provisions hereinafter set forth.

Agreement

NOW, THEREFORE, for and in consideration of the mutual premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, the Investor subscribes for and agrees to purchase and acquire from the Company, and the Company agrees to sell and issue to the Investor, the Units in the manner set forth in Section 2 hereof, at the Offering Price and for the aggregate consideration set forth on the signature page of this Agreement (the “Purchase Price”).

Terms of Purchase and Sale of Shares. The closing of the transactions contemplated hereby (the “Closing”) shall take place at such time and on such date as is determined by the Company as soon as practicable following satisfaction of the closing conditions set forth in Section 6. Contemporaneously with the execution and delivery of this Agreement, the Investor shall deliver to the Company, in addition to an executed signature page to this Agreement, the Purchase Price by (a) certified or cashier’s check or (b) wire transfer of immediately available funds per the following instructions:

Bank name:	Wells Fargo Bank, N.A.
Bank Address:	420 Montgomery Street, San Francisco, CA 94104
Routing #:	121000248
Account #:	2705835037
Beneficiary:	AtheroNova Operations Inc.

The Purchase Price will be held and released to the Company at the Closing against delivery to the Investor, promptly after the closing, of a stock certificate representing the Shares. Notwithstanding that the offer and sale of the Shares pursuant to this Agreement is part of the larger Offering, the obligations of the Company and the Investor hereunder are independent of, and not subject to the terms and conditions of, any other agreement between the Company and any other investor in the Offering, and the Closing may occur separate and apart from, and irrespective of, the closing, if any, of any other purchase and sale of shares of Common Stock in the Offering.

Representations and Warranties of the Company. In order to induce the Investor to enter into this Agreement and consummate the transactions contemplated hereby, the Company represents and warrants to the Investor as follows:

Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, condition (financial or otherwise) or prospects of the Company (a “Material Adverse Effect”). The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to carry on its business as now conducted.

Valid Issuance of the Shares. The Shares being purchased by the Investor hereunder will, upon issuance pursuant to the terms hereof, be duly authorized and validly issued, fully paid and nonassessable. No preemptive rights or other rights to subscribe for or purchase the Company’s capital stock exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement.

Enforceability. The execution, delivery, and performance of this Agreement by the Company have been duly authorized by all requisite corporate action. This Agreement, upon its execution by the Investor and the Company, shall constitute the legal, valid, and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that its enforceability is limited by bankruptcy, insolvency, reorganization, or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

No Violations. The execution, delivery, and performance of this Agreement by the Company do not and will not violate or conflict with any provision of the certificate of incorporation as amended and in effect on the date hereof (the “Certificate of Incorporation”) and bylaws as amended and in effect on the date hereof (the “Bylaws”) of the Company, and do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under (except such consents as have been obtained as of the date hereof), or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any material instrument or agreement to which the Company is a party or by which the Company or its properties are bound, except such consents as have been obtained as of the date hereof. The Company is not otherwise in violation of its Certificate of Incorporation, Bylaws or other organizational documents, nor is the Company, to its knowledge, in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect. The Company is not in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any material bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company is a party or by which the Company is bound or by which the property of the Company is bound, which would be reasonably expected to have a Material Adverse Effect.

SEC Documents. The Company has made available to Investor true and complete copies of all reports or registration statements the Company has filed with the Securities Exchange Commission (“SEC”) under the Securities Act of 1933 (“Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”), for all periods subsequent to December 31, 2010, all in the form so filed (collectively the “SEC Documents”). To the Company’s knowledge, the Company has filed all documents that the Company was required to file under the Exchange Act during the 12 months preceding the date of this Agreement. To the Company’s knowledge, as of their respective filing dates, the SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and none of the SEC Documents filed under the Exchange Act contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC. To the Company’s knowledge, none of the SEC Documents filed under the Securities Act contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading at the time such SEC Documents became effective under the Securities Act.

Financial Statements. To the Company’s knowledge, the Company’s financial statements, including the notes thereto, included in the SEC Documents (the “Financial Statements”) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) consistently applied (except as may be indicated in the notes thereto) and present fairly the Company’s consolidated financial position at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). The Company has implemented and maintains a system of internal controls meeting the requirements of the SEC and the Sarbanes-Oxley Act of 2002 as applicable to the Company on the date hereof.

Representations and Warranties of the Investor. In order to induce the Company to enter into this Agreement and consummate the transactions contemplated hereby, the Investor represents and warrants to the Company as follows:

Authority. If a corporation, partnership, limited partnership, limited liability company, or other form of entity, the Investor is duly organized or formed, as the case may be, validly existing, and in good standing under the laws of its jurisdiction of organization or formation, as the case may be. The Investor has all requisite individual or entity right, power, and authority to execute, deliver, and perform this Agreement.

Enforceability. The execution, delivery, and performance by the Investor of this Agreement have been duly authorized by all requisite partnership or corporate action, as the case may be. This Agreement has been duly executed and delivered by the Investor, and, upon its execution by the Company, shall constitute the legal, valid, and binding obligation of the Investor, enforceable in accordance with its terms, except to the extent that its enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

No Violations. The execution, delivery, and performance by the Investor of this Agreement do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Investor pursuant to, any material instrument or agreement to which the Investor is a party or by which the Investor or its properties may be bound or affected, and, do not or will not violate or conflict with any provision of the certificate of incorporation or bylaws, partnership agreement, operating agreement, trust agreement, or similar organizational or governing document of the Investor, as applicable.

Knowledge of Investment and its Risks. The Investor has sufficient knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Investor’s investment in the Shares. The Investor understands that an investment in the Company represents a high degree of risk and there is no assurance that the Company’s business or operations will be successful. The Investor has considered carefully the risks attendant to an investment in the Company, and that, as a consequence of such risks, the Investor could lose the Investor’s entire investment in the Company.

Investment Intent. The Shares are being acquired for investment for the Investor’s own account, and not as a nominee or agent and not with a view to the resale or distribution of all or any part of the Shares, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing any of the Shares within the meaning of and in violation of the Securities Act. Further, the Investor does not have any contracts, understandings, agreements, or arrangements, directly or indirectly, with any person and/or entity to distribute, sell, transfer, or grant participations to such person and/or entity with respect to, any of the Shares. The Investor is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

Investor Status. The Investor is an “accredited investor” as that term is defined by Rule 501 of Regulation D promulgated under the Securities Act.

No Registration. The Investor understands that the Investor may be required to bear the economic risk of the Investor’s investment in the Company for an indefinite period of time. The Investor further understands that (i) neither the offering nor the sale of the Shares has been registered under the Securities Act or any applicable state securities laws (“State Acts”) in reliance upon exemptions from the registration requirements of such laws, (ii) the Shares must be held by him, her or it indefinitely unless the sale or transfer thereof is subsequently registered under the Securities Act and any applicable State Acts, or an exemption from such registration requirements is available, (iii) the Company is under no obligation to register any of the Shares on the Investor’s behalf or to assist the Investor in complying with any exemption from registration, and (iv) the Company will rely upon the representations and warranties made by the Investor in this Agreement in order to establish such exemptions from the registration requirements of the Securities Act and any applicable State Acts.

Transfer Restrictions. The Investor will not transfer any of the Shares unless such transfer is registered or exempt from registration under the Securities Act and applicable State Acts, and, if requested by the Company in the case of an exempt transaction, the Investor has furnished an opinion of counsel reasonably satisfactory to the Company that such transfer is so exempt. The Investor understands and agrees that (i) the Company shall have no obligation to honor transfers of any of the Shares in violation of such transfer restrictions, (ii) the Company shall be entitled to instruct any transfer agent or agents for the securities of the Company to refuse to honor such transfers and (iii) the certificate and other documents evidencing the Shares will bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

Independent Nature of Investor’s Obligations and Rights. The obligations of the Investor under this Agreement are several and not joint with the obligations of any other purchaser of shares of Common Stock, and the Investor shall not be responsible in any way for the performance of the obligations of any other purchaser of shares of Common Stock under any other agreement executed in connection with the Offering. The decision of the Investor to purchase Shares pursuant to this Agreement has been made by the Investor independently of any other purchaser of shares of Common Stock in the Offering. Nothing contained herein or in any other agreement executed in connection with the Offering, and no action taken by any purchaser of shares of Common Stock pursuant thereto, shall be deemed to constitute such purchasers as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the purchasers of shares of Common Stock in the Offering are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by any other agreement executed in connection with the Offering. The Investor acknowledges that no other purchaser of shares of Common Stock in the Offering has acted as agent for the Investor in connection with making its investment hereunder and that no other purchaser of shares of Common Stock in the Offering will be acting as agent of the Investor in connection with monitoring its investment in the Shares or enforcing its rights under this Agreement. The Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other purchaser of shares of Common Stock to be joined as an additional party in any proceeding for such purpose.

Conditions Precedent.

Conditions to the Obligation of the Investor to Consummate the Closing. The obligation of the Investor to consummate the Closing and to purchase and pay for the Shares being purchased by it pursuant to this Agreement is subject to the satisfaction of the following conditions precedent:

The representations and warranties of the Company contained herein shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

The Company shall have performed all obligations and conditions required to be performed or observed by the Company under this Agreement on or prior to the Closing Date.

The Investor shall have received a certificate in form and substance acceptable to the Investor signed by an appropriate officer of the Company: (i) certifying to the fulfillment of the conditions set forth in Sections 6.1(a) and (b); and (ii) attaching true and correct copies of the resolutions adopted by the board of directors of the Company approving the transactions contemplated hereby, and certifying that such resolutions have not been in any way amended, annulled, rescinded or revoked and are in full force and effect as of the Closing Date.

Conditions to the Obligation of the Company to Consummate the Closing. The obligation of the Company to consummate the Closing and to issue and sell to the Investor the Shares to be purchased by it at the Closing is subject to the satisfaction of the following conditions precedent:

The representations and warranties of the Investor contained herein shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

The Investor shall have performed all obligations and conditions required to be performed or observed by the Investor under this Agreement on or prior to the Closing Date.

Further Assurances. The parties hereto will, upon reasonable request, execute and deliver all such further assignments, endorsements and other documents as may be necessary in order to perfect the purchase by the Investor of the Shares.

Entire Agreement; No Oral Modification. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect thereto and may not be amended or modified except in a writing signed by both of the parties hereto.

Binding Effect; Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and assigns; however, nothing in this Agreement, expressed or implied, is intended to confer on any other person other than the parties hereto, or their respective heirs, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Counterparts. This Agreement may be executed in any number of counterparts (including via facsimile or digital image format), each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the United States of America and the State of California (without giving effect to conflicts of laws principles), both substantive and remedial.

Prevailing Parties. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party shall be entitled to receive and the nonprevailing party shall pay upon demand reasonable attorneys’ fees in addition to any other remedy.

Notices. All communication hereunder shall be in writing and, if sent to the Investor shall be mailed, delivered, telegraphed or sent by facsimile or electronic mail, and confirmed to the Investor at the address set forth on the signature page of this Agreement, or if sent to the Company, shall be mailed, delivered, telegraphed or sent by facsimile or electronic mail and confirmed to the Company at AtheroNova Inc., 2301 Dupont Drive, Suite 525, Irvine, California 92612, Attention: Mark Selawski, Chief Financial Officer & Secretary, facsimile number (949) 476-1122.

Headings. The section headings herein are included for convenience only and are not to be deemed a part of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement as of the date first above written.

COMPANY:

ATHERONOVA INC.,
a Delaware corporation

By:

Name:_______________________________

Title:________________________________

Date:________________________________

INVESTOR SIGNATURE PAGE TO

ATHERONOVA INC.

SUBSCRIPTION AGREEMENT

If an individual:
(Signature)

(Type or print name as it should appear on certificate)

Social Security Number:

Address:

Telephone:	( )
Facsimile:	( )
E-mail:

If a corporation, partnership, LLC, trust or other entity:

(Type or print name as it should appear on certificate)

Signature:
Name:
(Type or print name)
Title:

Tax Identification Number:

Address:

Telephone:	( )
Facsimile:	( )
E-mail:

                                             X            $0.65                   =
Number of Units               Offering Price                   Purchase Price

ELIGIBILITY AFFIDAVIT FOR ACCREDITED INVESTORS

I, _________________________, as the undersigned potential investor, hereby represent, warrant and attest unto the issuer, AtheroNova Inc., a Delaware corporation, that I am eligible and qualified to purchase, as an accredited investor, securities offered by the issuer under a registration exemption available to the issuer pursuant to SEC Regulation D, Rule 506, and further described in a memorandum therefor dated April 6, 2011, by virtue of my inclusion in any one (1) of the following sixteen (16) categories, beside which category I have placed my initials:

1.       [______] I am or represent a Bank as defined in Section 3(a)(2) of the Securities Act of 1933 whether acting in its individual or fiduciary capacity.

2.       [______] I am or represent an Insurance Company as defined in Section 2(13) of the Securities Act of 1933.

3.       [______] I am or represent an Investment Company registered under the Investment Company Act of 1940.

4.       [______] I am or represent a Business Development Company as defined in Section 2(a)(48) of the Investment Company Act of 1940.

5.       [______] I am or represent a Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

6.       [______] I am or represent an Employee Benefit Plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has assets in excess of five million dollars ($5,000,000) or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

7.       [______] I am or represent a Savings and Loan Association or other similar institution such as a Credit Union as defined in Section 3(a)(5)(A) of the Securities Act of 1933 whether acting in its individual or fiduciary capacity.

8.       [______] I am or represent a Broker or Dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 purchasing these securities for my own account.

9.       [______] I am or represent a Private Business Development Company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

10.     [______] I am or represent an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust or partnership, not formed for the purpose of acquiring the securities offered, with total assets in excess of five million dollars ($5,000,000).

11.     [______] I am a director, executive officer or general partner of the issuer or a director, executive officer or general partner of a general partner of the issuer.

12.     [______] I am a natural person with a net worth (or joint net worth with my spouse), which at this time exceeds one million dollars ($1,000.000), excluding the net value of my/our primary residence. I further represent that if the market value of my/our primary residence is exceeded by the indebtedness secured by such residence, that this net liability has been deducted from my/our net worth when determining the threshold.

13.     [______] I am a natural person who had an individual income in excess of two hundred thousand dollars ($200,000) in each of the two (2) most recent years or a joint income, with that of my spouse, in excess of three hundred thousand dollars ($300,000) in each of the two (2) most recent years and I have a reasonable expectation of reaching that same income level in the current year.

14.     [______] I am or represent a small business investment company licensed by the United States Small Business Administration under Section 30 1(c) or (d) of the Small Business Investment Company Act of 1958.

15.     [______] I am or represent a trust, with total assets in excess of five million dollars ($5,000,000), not formed for the specific purpose of acquiring the securities offered, whose purchase thereof is directed by a sophisticated person as described in the rules and regulations of the Securities Act.

16.     [______] I am or represent an entity owned entirely by accredited investors and each equity owner has executed and submitted herewith a separate Eligibility Affidavit.

IN WITNESS WHEREOF, I have hereunto affixed my hand on the date hereinafter written.

Print Name: _____________________________________

Signature: _______________________________________ Date: ________________